                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 24, 2002
                Date of Report (Date of earliest event reported)

                        Commission File Number 000-32743

                                  TELLIUM, INC.
             (Exact name of Registrant as specified in its charter)

                         Delaware                                                  22-3509099
     (State or other jurisdiction of incorporation or                 (IRS Employer Identification Number)
                       organization)


                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (732) 923-4100

Item 5. Other Events

Financial Results

         On July 24, 2002, we announced the financial results of our second quarter ended June 30, 2002. On a pro forma cash basis (before non-cash charges related to equity issuances, stock-based compensation expense, depreciation, amortization, restructuring charges, and impairment of long-lived assets), our net loss was $41.1 million, or $0.36 per basic and diluted share, as compared to a net loss of $13.0 million or a loss of $0.09 per basic and diluted share, during the second quarter of 2001. Pro forma cash basis results include inventory related charges in the amount of approximately $17 million.

         On a GAAP basis, including long-lived asset impairment and restructuring charges discussed below, our net loss for the second quarter was $213.8 million, or a loss of $1.98 per basic and diluted share. In the same quarter last year, on a GAAP basis, our net loss was $51.5 million, or a loss of $0.87 per basic and diluted share.

         Revenues were $3.1 million during the quarter, compared with $30.4 million for the same period last year. Despite the decreased revenue for the second quarter, we ended the June quarter with $206.1 million of cash on hand, a cash reduction of just $2.7 million.

         As a result of our business restructure announced in June, we recorded a restructuring charge of approximately $6.3 million in the June quarter associated with a workforce reduction. We also recorded an additional $6.5 million in charges related to the consolidation of corporate facilities. Each of these charges is included as a part of the $64.5 million charge related to restructuring and impairment of other long-lived assets on the income statement. The remaining $51.7 million related to the write off of intangible assets is discussed below. We expect ongoing quarterly operating costs to be reduced by $5 million to $7 million as a result of the restructuring.

         We also completed a review of the current carrying value of certain assets on our balance sheet, including goodwill, intangible assets, deferred warrant charges and inventory. Our in-depth analysis, supplemented by an independent valuation, resulted in a write off of $155.7 million in charges related to these assets. Of these charges, $16.8 million were related to inventory costs, $58.4 million were non-cash charges associated with goodwill, $51.7 million were non-cash charges related to intangible assets and $28.8 million related to the write off of non-cash charges for deferred warrant charges. In accordance with a recent accounting pronouncement, EITF 00-25, the $28.8 million in non-cash charges represent an acceleration of future warrant related charges and are recorded as contra-revenues. This results in net negative revenues of $25.7 million on a GAAP basis.

         Tellium, Inc. Pro Forma/1/ Consolidated Statement of Operations
                  (amounts in thousands, except per share data)

                                                      Three months ended                  Six months ended
                                                  6/30/2001        6/30/2002         6/30/2001       6/30/2002
                                                 (unaudited)      (unaudited)       (unaudited)     (unaudited)

REVENUE                                           $ 30,414         $  3,074           $ 46,049        $ 57,134

COST OF REVENUE                                     17,641           22,188             26,954          50,100
                                                  --------         --------           --------        --------

Gross profit                                        12,773          (19,114)            19,095           7,034
                                                  --------         --------           --------        --------

OPERATING EXPENSES:
        Research and development                    14,558           12,403             30,892          25,162
        Sales and marketing                          8,323            4,504             15,942          11,355
        General and administrative                   5,165            6,194              9,989          11,682
                                                  --------         --------           --------        --------

        Total operating expenses                    28,046           23,101             56,823          48,199
                                                  --------         --------           --------        --------

OPERATING LOSS                                     (15,273)         (42,215)           (37,728)        (41,165)
                                                  --------         --------           --------        --------

OTHER INCOME:
        Other (expense ) income                        118               52                 98              (4)
        Interest income -net                         2,136            1,107              4,833           1,965
                                                  --------         --------           --------        --------

        Total other income                           2,254            1,159              4,931           1,961
                                                  --------         --------           --------        --------

NET LOSS                                          $(13,019)        $(41,056)          $(32,797)       $(39,204)
                                                  ========         ========           ========        ========

BASIC AND DILUTED LOSS PER SHARE
        Reported/2/                               $  (0.22)        $  (0.38)          $  (0.87)       $  (0.36)
        Pro forma/3/                              $  (0.09)        $  (0.36)          $  (0.24)       $  (0.34)

BASIC AND DILUTED
        WEIGHTED AVERAGE SHARES OUTSTANDING
                                Reported/2/         59,215          107,836             37,765         107,420
                                Pro forma/3/       140,126          113,440            139,090         116,286


Notes

1 Excludes non-cash items including charges relating to equity issuances, stock-based compensation expense, depreciation, and amortization, restructuring charges, and impairment of long-lived assets.

2 Reflects number of shares calculated pursuant to generally accepted accounting principles.

3 Reflects number of shares including both shares outstanding and shares issuable upon exercise of outstanding options and warrants, pursuant to the treasury method.

           Tellium, Inc. Reported Consolidated Statement of Operations
                  (amounts in thousands except per share data)

                                                             Three months ended              Six months ended
                                                          6/30/2001      6/30/2002      6/30/2001       6/30/2002
                                                         (unaudited)    (unaudited)    (unaudited)     (unaudited)

REVENUE                                                   $  30,414      $   3,074      $  46,049      $  57,134
   Non-cash charges relating to equity issuances/1/           6,889        28,8004         11,679         36,156
                                                          ---------      ---------      ---------      ---------
REVENUE, net of non-cash charges relating to                 23,525        (25,726)        34,370         20,978
equity issuances

COST OF REVENUE1                                             20,237         25,851         30,964         57,097
                                                          ---------      ---------      ---------      ---------

Gross profit                                                  3,288        (51,577)         3,406        (36,119)
                                                          ---------      ---------      ---------      ---------

OPERATING EXPENSES:
   Research and development,  excluding stock
      based compensation                                     15,232         13,802         31,879         27,767
   Sales and marketing, excluding stock-based
      compensation                                            8,465          4,548         16,137         11,703
   General and administrative, excluding
      stock-based compensation                                6,444          8,244         12,259         15,863
   Amortization of intangible assets/1/                       7,917          2,745         15,834          6,796
   Stock-based compensation expense/1/                       18,982         11,026         33,539         23,012
   Impaiment of goodwill/1/                                     --          58,434            --          58,434
                                                          ---------      ---------      ---------      ---------
   Restructuring and impairment of long-lived
      assets/1/                                                 --          64,535            --          64,535
                                                          ---------      ---------      ---------      ---------
   Total operating expenses                                  57,040        163,334        109,648        208,110
                                                          ---------      ---------      ---------      ---------
OPERATING LOSS                                              (53,752)      (214,911)      (106,242)      (244,229)
                                                          ---------      ---------      ---------      ---------
OTHER  INCOME:
   Other (expense) income                                       118             52             98             (4)
   Interest income--net                                       2,136          1,107          4,833          1,965
                                                          ---------      ---------      ---------      ---------

   Total other income                                         2,254          1,159          4,931          1,961
                                                          ---------      ---------      ---------      ---------

NET LOSS                                                  $ (51,498)     $(213,752)     $(101,311)     $(242,268)
                                                          =========      =========      =========      =========

BASIC AND DILUTED LOSS PER SHARE
   Reported/2/                                            $   (0.87)     $   (1.98)         (2.68)     $   (2.26)
   Pro forma/3/                                           $   (0.37)     $   (1.88)         (0.73)     $   (2.08)
                                                          =========      =========      =========      =========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING
      Reported/2/                                            59,215        107,836         37,765        107,420
      Pro forma/3/                                          140,126        113,440        139,090        116,286
                                                          =========      =========      =========      =========

STOCK-BASED COMPENSATION EXPENSE/1/
   Cost of revenue                                        $   1,588      $   1,482          2,953      $   2,934
   Research and development                                  10,579          7,531         20,068         15,051
   Sales and marketing                                        5,541          2,343          8,069          5,278
   General and administrative                                 2,861          1,151          5,402          2,684
   Restructuring                                                --           1,446            --           1,446
                                                          ---------      ---------      ---------      ---------
   Total stock-based compensation expense                 $  20,569      $  13,953         36,492      $  27,393
                                                          =========      =========      =========      =========

DEPRECIATION/1/
   Cost of revenue                                        $   1,008      $   2,182          1,057      $   4,063
   Research and development                                     675          1,399            988          2,605
   Sales and marketing                                          142             44            195            348
   General and administrative                                 1,278          2,050          2,269          4,181

   Total depreciation                                     $   3,103      $   5,675          4,509      $  11,197
                                                          =========      =========      =========      =========



Notes

1 Reflects amounts not included in the pro forma consolidated statement of operations

2 Reflects number of shares calculated pursuant to generally accepted accounting principles.

3 Reflects number of shares including both shares outstanding and shares issuable upon exercise of outstanding options and warrants, pursuant to the treasury method.

4 Reflects non-recurring non-cash charges related to the impairment analysis for deferred warrant charges.

                    Tellium, Inc. Consolidated Balance Sheet
                             (amounts in thousands)


   As of:                                                                    12/31/01                   6/30/02
                                                                           -----------                -----------
   ASSETS                                                                    (audited)                 (unaudited)

CURRENT ASSETS:
  Cash and cash equivalents                                                $   218,708                $   206,135
  Accounts receivable, less allowance for doubtful accounts                     23,924                      4,136
  Inventories                                                                   52,398                     20,500
  Prepaid expenses and other current assets                                      8,108                      9,787
                                                                           -----------                -----------
  Total current assets                                                         303,138                    240,558

Property and equipment--net                                                     65,085                     56,732
Deferred warrant                                                                65,705                     29,549
Intangible assets--net                                                          60,200                      1,704
Goodwill--net                                                                   58,434                       --
Other assets                                                                     1,277                        771
                                                                           -----------                -----------

TOTAL ASSETS                                                               $   553,839                $   329,314
                                                                           ===========                ===========

LIABILITIES, PREFERRED STOCK, AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                                                   $     9,684                $     6,783
  Accrued expenses and other current liabilities                                39,777                     37,694
  Current portion of notes payable                                                 602                        256
  Current portion of capital lease obligations                                      96                         81
  Bank line of credit                                                            8,000                      8,000
                                                                           -----------                -----------
  Total current liabilities                                                     58,159                     52,814

Long-term portion of notes payable                                                 583                        540
Long-term portion of capital lease obligations                                     125                         89
Other long-term liabilities                                                        233                        309
                                                                           -----------                -----------

TOTAL LIABILITIES                                                               59,100                     53,752
                                                                           -----------                -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value, 900,000 shares authorized,
     114,495 issued and 112,447 outstanding as of 12/31/01,
     115,109 issued and 112,658 outstanding as of 6/30/02                          115                        115
  Additional paid-in capital                                                 1,043,901                  1,012,640
  Notes receivable                                                             (33,514)                   (30,522)
  Accumulated deficit                                                         (367,138)                  (609,407)
  Deferred employee compensation                                              (144,496)                   (90,928)
  Common stock in treasury, at cost                                             (4,129)                    (6,336)
                                                                           -----------                -----------
  Total stockholders' equity                                                   494,739                    275,562
                                                                           -----------                -----------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                                     $   553,839                $   329,314
                                                                           ===========                ===========

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, forecasts and assumptions of the company that involve risks and uncertainties. Forward-looking statements in this release include, but are not limited to: Tellium's cash position, reduction in expected quarterly operating costs, ability to deliver better, faster and more cost-effective products to the marketplace and all other statements that are not purely historical. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, the risk that (1) we continue to incur significant losses in the future; (2) our limited operating history makes forecasting our future revenues and operating results difficult, which impairs our ability to manage our business; (3) we generate substantially all of our revenue from a limited number of customers; (4) we will not attract new customers; (5) customers fail to place orders for our products; (6) we are unable to reach commercially-acceptable contract terms with new customers; (7) our revenues and operating results vary significantly from quarter to quarter, causing the price of our common stock to decline; (8) the selling prices of our products decline;
(9) significant non-cash charges will affect our future operating results, causing the price of our common stock to decline; (10) general economic conditions or conditions within our industry continue to worsen or improve more slowly than we expect; (11) we experience volatility in our stock price; (12) errors or defects in our products are found only after full deployment in a customer's network; (13) our products are unable to operate within customer networks; (14) our products fail to meet contract specifications or industry standards that may emerge; (15) the optical switching market fails to develop as we expect; (16) we fail to develop new and enhanced products; (17) we are unable to increase market awareness and sales of our products; (18) we are unable to comply with government regulation; and (19) industry conditions and our workforce reductions could impact product development and existing customer contracts.

These and other factors and other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission, particularly the "Risk Factors" section of our annual and quarterly reports. The forward-looking statements in this press release are only made as of this date, and we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Tellium, the Tellium logo, "Smarter, Faster Optical Networks", Aurora Optical Switch, StarNet Software Suite, and others are trademarks or registered trademarks of Tellium, Inc. in the United States and/or other countries. Other marks are the properties of their respective owners.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       TELLIUM, INC.

Dated: July 30, 2002

                                       By: /s/ William J. Proetta
                                           -------------------------------------
                                           William J. Proetta
                                           President and Chief Operating Officer